
MEASUREMENT SPECIALTIES, INC.
Little Falls Road
Fairfield, New Jersey 07004


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 1996



To the Stockholders of Measurement Specialties, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Measurement
Specialties, Inc. (the "Company"), a New Jersey corporation, to be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, October 15,
1996, at 10:00 a.m. local time, for the following purposes:

1. To elect seven members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

2. To ratify the selection by the Company of Grant Thornton, LLP, independent public accountants, to audit the financial statements of the Company for the year ending March 31,
1997; and

3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 16, 1996 (the "Record
Date"), are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed herewith.  If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States.
If you attend the meeting in person, you may withdraw your proxy and vote your shares.
Also enclosed herewith is the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.


By Order of the Board of Directors
Damon Germanton, Secretary


Fairfield, New Jersey
August 23, 1996


PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of Measurement Specialties, Inc.
(the "Company"), to be held on Tuesday, October 15, 1996, and at any adjournments thereof.
 The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting.  This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about September 5, 1996.  The principal executive offices of the Company are located at 80 Little Falls Road, Fairfield,
New Jersey 07004, telephone (201) 808-1819.

OUTSTANDING SHARES AND VOTING RIGHTS

Only stockholders of record at the close of business on August 15, 1996, are entitled to receive notice of, and vote at the Annual Meeting.  As of August 16, 1996, the number and class of stock outstanding and entitled to vote at the meeting was 3,531,987 shares of common stock, no par value per share (the "Common Stock").  Each share of Common Stock is entitled to one vote on all matters.  No other class of securities will be entitled to vote at the meeting.  There are no cumulative voting rights.

The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as the Company's directors and constitute the entire Board of Directors of the
Company (sometimes hereinafter referred to as the "Board").  The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.  A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding shares of the Company.


PROPOSALS TO SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of
Joseph R. Mallon Jr., Damon Germanton, Richard S. Betts, Steven P. Petrucelli, The Hon. Dan
J. Samuel, John D. Arnold and Theodore J. Coburn.  Information is furnished below with respect to all nominees.

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

JOSEPH R. MALLON JR., who has served as a Director since April 1, 1992, became the Company's
Chairman of the Board, President, and Chief Executive Officer on April 1, 1995.  Mr. Mallon
has over thirty years experience in electronic sensor technology.  He is a recognized pioneer in silicon micromachining, having published 50 technical papers and having been granted 40 patents.  In October 1985, Mr. Mallon co-founded NovaSensor, where he served as Co-
President and a Director until its acquisition by Lucas Industries, Inc., a United States subsidiary of Lucas Industries plc. of the United Kingdom, in January 1990.  From that time until his departure in January 1993, Mr. Mallon was the Executive Vice President and a
Director of Lucas NovaSensor.  Thereafter, until his appointment as Chairman of the Board,
President, and Chief Executive Officer, Mr. Mallon pursued a graduate program at
Stanford University.  Mr. Mallon was awarded a Master's Degree in Business Administration by California State University, Hayward in January 1994.  Mr. Mallon serves on the Board's
Operations Committee.

DAMON GERMANTON has been a Director and an executive officer since founding the Company in
1981. Previously, Mr. Germanton obtained sixteen years experience in military and aerospace applications of micromachined sensor technology.  In addition to serving as Chief Operating
Officer, Executive Vice President and Secretary, Mr. Germanton is the Company's chief technologist and Managing Director of its Asian operations.  Mr. Germanton, who holds seven patents, serves on the Board's Operations Committee.

RICHARD S. BETTS was appointed to the Board on April 1, 1992.  Mr. Betts has been the
President of Rich Plan of Lake Plains, Inc., a distributor of privately labeled food products, since 1973.  Mr. Betts chairs the Board's Audit Committee.

STEVEN P. PETRUCELLI, who was elected a Director on June 15, 1992, has consulted in medical technology for more than the past five years.  Since 1979, Dr. Petrucelli has served as an
Assistant Professor at Rutgers University in the Biomedical and Electrical Engineering
Departments.  Dr. Petrucelli joined the Company's staff in 1991.  Previously, Dr.
Petrucelli consulted for the Company.  Dr. Petrucelli chairs the Board's Operations
Committee.

THE HON. DAN J. SAMUEL, who was elected a Director on October 27, 1994, has been a business consultant since his retirement in 1986.  Previously, Mr. Samuel served as President and
Chief Executive Officer of Scallop Corporation, a wholly owned subsidiary of the Royal
Dutch/Shell Group. Mr. Samuel currently serves on the Boards of Directors of Canadian
Overseas Packaging Company and, since 1985, Witco Corporation.  Mr. Samuel chairs the
Board's Compensation Committee.

JOHN D. ARNOLD was appointed to the Board on June 19, 1995.  Mr. Arnold has been in private law practice since 1989 and focuses on relationships between United States technology companies and Asian manufacturers.  Prior to 1989, Mr. Arnold was employed with the law firm of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and prior thereto with
Foley & Lardner in Milwaukee, Wisconsin.  Mr. Arnold serves on the Board's Audit and Compensation
Committees.

THEODORE J. COBURN, elected to the Board on October 20, 1995, provides strategic and financial consulting services for emerging growth companies, is a member of the board of directors for Moovies, Inc., Emerging Germany Fund, Nicholas Applegate Fund, Inc. and is a
trustee for Nicholas Applegate Mutual Fund.  Mr. Coburn was Managing Director of the Global
Equity Transactions Group and a member of the Board of Directors for Prudential Bache
Securities from 1986 to 1991 and of Merrill Lynch Capital Markets from 1983 to 1986.  Mr.
Coburn holds a masters degree from the Harvard University Graduate School of Education and a masters degree at the Harvard University Divinity School. Mr. Coburn serves on the
Board's Audit and Compensation Committees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL SEVEN OF THE ABOVE-NAMED NOMINEE
DIRECTORS OF THE COMPANY.


INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors met four times during the last fiscal year.  The Company's Audit
Committee met four times during the last fiscal year; the Operations Committee met four times during the last fiscal year; and the Compensation Committee met four times during the last fiscal year.  All of the incumbent directors attended at least 75% of such meetings.


INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains (i) an Audit Committee consisting of Richard S. Betts,
John D. Arnold and Theodore J. Coburn, which requests and receives information and reports from management, outside counsel and the Company's independent auditing firm.  The
Committee utilizes this information for review and discussion of the auditing, internal control, financial reporting and compliance activities of the Company and its subsidiaries;
(ii) a Compensation Committee consisting of The Hon. Dan J. Samuel, John D. Arnold and
Theodore J. Coburn.  The Compensation Committee establishes and executes compensation policy and programs for the Company's executives; and (iii) an Operations Committee consisting of Joseph R. Mallon Jr., Damon Germanton and Steven P. Petrucelli.  The
Operations Committee monitors the operations of the Company and its subsidiaries and makes recommendations to the Board when necessary.  The Board of Directors does not maintain a nominating committee.

MANAGEMENT


The current executive officers and Directors of the Company are set forth below:

Name                         Age                   Position

Joseph R. Mallon Jr.         51             Chairman of the Board of Directors,
                                            Chief Executive Officer and
                                            President

Damon Germanton              53             Chief Operating Officer, Executive
                                            Vice President, Secretary and
                                            Director

Mark A. Shornick             42             Chief Financial Officer, Treasurer
                                            and Assistant Secretary

Mark Cappiello               42             Vice President of Sales and
                                            Marketing

Richard S. Betts             52             Director

Steven P. Petrucelli         43             Director

The Hon. Dan J. Samuel       71             Director

John D. Arnold               42             Director

Theodore J. Coburn           42             Director


Information with respect to current executive officers and Directors, other than current nominees to the Board, follows:

MARK A. SHORNICK has served as Chief Financial Officer since he joined the Company on July
10, 1989.  He later added the duties of Treasurer and Assistant Secretary.  Mr. Shornick has nineteen years experience in finance and accounting for emerging companies.  Before joining the Company, he was employed as an audit manager by national and regional accounting firms, Miller, Ellin, & Co., Laventhol & Horwath and Brout & Co., where he specialized in services to publicly held, middle-market multinationals.

MARK CAPPIELLO has served as Vice President of Sales and Marketing since January 1988.  Mr.
Cappiello has twenty years experience in international consumer products marketing, seventeen of which have been in the scale industry.  Mr. Cappiello previously was employed by Terraillon S.A., a French manufacturer and distributor of scales and balance products,
Borg and Sunbeam Corporation.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE


                                                                                       Long Term
                                          Annual Compensation (1)                     Compensation
                                          -----------------------                     ------------
                                                                                Securities
Name and                Year ended                            Other Annual      Underlying      All Other
Principal Position       March 31,     Salary       Bonus     Compensation (2)    Options    Compensation (3)

Joseph R. Mallon Jr.        1996      $100,000     $127,000     $ 12,000          149,000           --
President, and Chief
Executive Officer

Damon Germanton             1996       165,000       51,000       12,120           15,000           --
Executive Vice President,   1995       188,000       20,000       13,421           10,000       $  2,000
Chief Operating Officer     1994       183,000         --         10,048           20,000          2,000
and Secretary

Mark Cappiello              1996       115,000       27,000        7,750             --             --
Vice President of           1995       110,000       25,000        8,953           50,000          2,000
Sales and Marketing         1994       105,000       20,000        5,989             --            2,000

Mark A. Shornick            1996       107,500        5,000          --              --             --
Chief Financial Officer,    1995       105,000        5,000          --            25,000          2,000
Treasurer and Secretary     1994       102,000        5,000          --              --            2,000

(1)Amounts do not include payments of overseas living expenses relating to Mr.
Germanton's Hong Kong assignment.

(2)Perquisites, which did not exceed the lesser of $50,000 or 10% of each officers' salary and bonus, principally consist of payments reimbursing Mr.
Germanton for personal use of his automobile and the cost of a Company automobile
(excluding insurance) provided for Mr. Cappiello's personal use. Additionally, the Company paid long-term disability income insurance premiums for Mr. Germanton
($3,673 for 1996, $3,673 for 1995 and $1,836 for 1994).  Mr. Mallon was provided an interim $12,000 living allowance for 1996 in connection with his relocation to New Jersey.

(3)All Other Compensation consists of the Company's annual contributions to a defined contribution plan established under Section 401(k) of the Internal
Revenue Code.

The following tables set forth certain information regarding stock options grants during the fiscal year ended March 31, 1996 and the stock options held as of March 31, 1996 for the individuals named in the above Summary Compensation Table:


OPTION GRANTS IN LAST FISCAL YEAR
                                        % of Total Options     Exercise
                               Options  Granted to Employees   Price          Expiration
Name                           Granted     in Fiscal Year      $/Share           Date

Joseph R. Mallon Jr.           48,000(1)       17.36%          $4.88         April 27, 2001
Chairman of the                24,000(2)        8.68%          $4.88         April 27, 2002
Board, CEO and                 24,000(3)        8.68%          $4.88         April 27, 2003
President                      24,000(4)        8.68%          $4.88         April 27, 2004
                               24,000(5)        8.68%          $4.88         April 27, 2005
                                5,000(6)        1.81%          $4.00         June 19, 2001

Damon Germanton                15,000(7)        5.42%          $5.64         Oct. 20, 2000
COO, Executive
Vice President and
Secretary

(1) Exercisable beginning April 27, 1996.
(2) Exercisable beginning April 27, 1997.
(3) Exercisable beginning April 27, 1998.
(4) Exercisable beginning April 27, 1999.
(5) Exercisable beginning April 27, 2000.
(6) Exercisable beginning June 19, 1996.
(7) Exercisable beginning October 20, 1995.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE
                        Securities Underlying                   Value of
                        Unexercised Options at            In-the-Money-Options
                             Fiscal Year End              at Fiscal Year End (1)
    Name               Exercisable    Unexercisable     Exercisable  Unexercisable

Joseph R. Mallon Jr.       5,000         149,000         $   2,500         --
Damon Germanton           40,000          15,000         $  30,500         --
Mark Cappiello           110,000          40,000         $ 136,250    $  20,000
Mark A. Shornick         105,000          20,000         $ 133,750    $  10,000

(1) Intrinsic value, based on the excess of the closing price of the Common Stock at March
31, 1996 ($4.00) over the exercise price of the options.

EMPLOYMENT AGREEMENTS

On April 27, 1995, the Board of Directors approved a compensation arrangement with
Joseph R. Mallon Jr.  The arrangement, effective April 1, 1995, provides for a minimum annual salary of $100,000, subject to an annual performance bonus which the
Board of Directors may grant, plus $12,000 for temporary living expenses for the year ended March 31, 1996.  Additionally, the Board granted Mr. Mallon an option to purchase an aggregate of 144,000 shares of Common Stock at $4.875, exercisable under certain conditions in cumulative annual installments and expiring on various dates through April 27, 2005.

The Company's employment agreement with Damon Germanton provides for a minimum annual salary of $175,000, subject to bonuses and merit increases which may be granted by the Board's Compensation Committee.  Pursuant to the agreement, the Company would become obligated to pay severance benefits computed based on the average annual compensation for the latest three years of employment if the Board were to decline to renew the agreement by January 31, 1995.  Mr. Germanton agreed to extend such date until completion of a review by the Compensation Committee.

COMPENSATION OF DIRECTORS

Non-officer directors are paid $1,000 for attending each regularly scheduled Board meeting plus $250 for attending ($500 for chairing) each quarterly Committee meeting.
Additionally, each non-officer director is granted an option to purchase 5,000 shares of Common Stock at market value for the first year of service and an option to purchase 2,500 shares of Common Stock at market value for each succeeding year of service.

STOCK OPTION PLAN

The Company's 1995 Stock Option Plan (the "1995 Plan''), provides for the grant of options to employees, directors, officers and consultants of the Company for the purchase of up to an aggregate of 326,000 shares of Common Stock. The plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of Common Stock available for grant under the 1995 Plan is subject to adjustment for changes in capitalization. As of March 31, 1996, 80,000 options were outstanding under the 1995 Plan.

EMPLOYEE STOCK OPTION PLAN

The Company's Employee Stock Option Plan (the "1985 Plan'') which expired on
September 30, 1995, provided for the grant of options for the purchase of up to an aggregate of 900,000 shares of Common Stock to the Company's employees, consultants,
directors and others whose efforts were important to the success of the Company.   At
September 30, 1995, 669,000 options were outstanding under the 1985 Plan.

PLAN

The Company established its Saving Plan for Employees of Measurement Specialties,
Inc. (the "401(k) Plan") effective April 1, 1993.  All full time employees of the company are eligible to participate in the 401(k) Plan following completion of a minimum service period.  Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum.  Participants' contributions to the 401(k) Plan may be matched by the Company at a rate determined annually by the Board of Directors.  Each participant immediately vests in his or her deferred salary contributions, while
Company contributions will vest over five years.  In 1995 the Company provided matching contributions aggregating $15,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 1996, the record and beneficial ownership of
Common Stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of the Company:

Officers, Directors and           Number of Shares         Percent of Shares
Principal Stockholders            Beneficially Owned       Beneficially Owned (1)

Joseph R. Mallon Jr.                 180,500(2)                   5.0%
Damon Germanton                      405,566(3)                  11.4%
John D. Arnold                         5,000(4)                    *
Richard S. Betts                     102,256(5)                   2.9%
Steven P. Petrucelli                  14,000(6)                    *
The Hon. Dan J. Samuel                 9,000(7)                    *
Mark Cappiello                       110,000(8)                   3.0%
Mark A. Shornick                     105,000(9)                   2.9%
Theodore J. Coburn                      ----                       *

All directors,                       931,322                     24.0%
executive officers
as a group (9 persons)

*Less than 1%

(1)For purposes of this table, a person or group of persons is deemed to have "beneficial ownership'' of any shares of Common Stock which such person has the right to acquire such shares within 60 days of May 31, 1996. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)Includes ownership of exercisable options to purchase 58,000 shares of Common Stock.

(3)Includes ownership of exercisable options to purchase 30,000 shares of Common Stock;
excludes 12,555 shares of Common Stock held by Mr. Germanton's daughter, of which Mr.
Germanton disclaims beneficial ownership.

(4)Includes ownership of exercisable options to purchase 5,000 shares of Common Stock.

(5)Includes ownership by Mr. Betts and an affliated company of 5,000 exercisable options and 30,608 warrants to purchase shares of
Common Stock.

(6)Includes ownership of exercisable options to purchase 14,000 shares of Common Stock.

(7)Includes ownership of exercisable options to purchase 5,000 shares of Common Stock.

(8)Includes ownership of exercisable options to purchase 110,000 shares of Common Stock.

(9)Includes ownership of exercisable options to purchase of 105,000 shares of Common
Stock.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely on review of Forms 3, 4 and 5 and amendments thereto furnished to the
Company, during the year ended March 31, 1996, Joseph R. Mallon Jr. filed one late report for one stock purchase in February 1996.  Messrs. Mallon, Betts, Petrucelli, Samuel,
Cappiello, Shornick and Jens F. Hoeg (then a Director) each filed one late report for one stock option awarded on October 27, 1994 and Mr. Germanton filed one late report for one stock option awarded on December 9, 1994.  There were no known failures to file required
Forms.


PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has appointed the firm of Grant Thornton, LLP as independent auditors of the Company for fiscal year 1997 subject to ratification by the stockholders.
Grant Thornton, LLP has served as the Company's independent auditors since 1992.

Audit services expected to be performed by Grant Thornton, LLP during fiscal year 1997 will consist of the audit of financial statements of the Company and its wholly owned Hong
Kong subsidiary.  It is anticipated that a representative of Grant Thornton, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

During the prior three years ended March 31, 1996, the Company has had no disagreements with the accountants on matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure which, if not resolved to their accountant's satisfaction, would have caused them to make reference to such matters in their reports.

The affirmative vote of at least a majority of the shares represented and voting at the
Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of
Proposal No. 2.   Under New Jersey law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND
ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.
STOCKHOLDERS' PROPOSALS


It is anticipated that the Company's 1997 Annual Meeting of Stockholders will be held in
September 1997.  Stockholders who seek to present proposals at the Company's next Annual
Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before July 1, 1997.

GENERAL


Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the company's nominees and Proposal No. 2.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.  If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE YOU TO FILL IN, SIGN AND
RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW
LARGE OR SMALL YOUR HOLDINGS MAY BE.


By Order of the Board of Directors,
Damon Germanton, Secretary



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph R. Mallon Jr. and Damon Germanton and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the American Stock Exchange, New York, New
York, Tuesday October 15, 1996 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

The shares represented by the proxy will be voted as directed.  If no contrary instruction is given, the shares will be voted FOR Proposal No. 2 and for the election of Joseph R.
Mallon Jr., Damon Germanton, Richard S. Betts, Steven P. Petrucelli, The Hon. Dan J.
Samuel, John D. Arnold and Theodore J. Coburn as Directors.

Please mark boxes in blue or black ink.


Proposal No. 1 - For Election of Directors.

Nominees:  Joseph R. Mallon Jr., Damon Germanton, Richard S. Betts, Steven P. Petrucelli,
The Hon. Dan J. Samuel, John D. Arnold and Theodore J. Coburn.

          AUTHORITY
FOR                   WITHHELD
all                   as to all
nominees              nominees
   [  ]                 [  ]

For, except authority withheld as to the following nominee(s):

________________________________________________


Proposal No. 2 for ratification of the selection of Grant Thornton, LLP as the independent auditors of the Company.

FOR                 AGAINST           ABSTAIN
[  ]                 [  ]              [  ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly.  If the stock is registered in the name of two or more persons, each should sign.  When signing as Corporate
Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title.
Please note any change in your address alongside the address as it appears in the Proxy.


Dated:_________________


___________________________________
(Signature)


___________________________________
(Print Name)


SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
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